Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IF REQUESTED BY THE COMPANY, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS PROMISSORY NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THIS PROMISSORY NOTE.

LQR House Inc.

6% Form of Promissory Note

Dated: May 20, 2026 (the “Issuance Date”)	Up to $[●]

FOR VALUE RECEIVED, LQR House Inc., a Delaware corporation (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of [●] or its registered assigns (the “Holder”) the principal sum of up to [●] United States Dollars ($[●].00) the “Principal Amount”) and to pay interest on any outstanding principal amount at the rate of six percent (6.0%) per annum, pursuant to the terms of this Promissory Note (this “Note”). The Principal Amount constitutes the aggregate principal amount of this Note, and the disbursement thereof, shall be made in such amounts and at such times as provided in, and pursuant to the terms and conditions of, the Purchase Agreement.

The maturity date of this Note shall be May 20, 2028 (the “Maturity Date”) and is the date upon which the Principal Amount shall be due and payable unless otherwise accelerated pursuant to the terms of this Note.

All payments under this Note shall be made (i) in United States Dollars by wire transfer of immediately available funds to the account designated by the Holder from time to time in writing to the Maker or (ii) in Qualified Digital Assets transferred to the wallet designated by the Holder from time to time in writing to the Maker. Any payment made in Qualified Digital Assets shall be valued in accordance with the methodology set forth in the Note Purchase Agreement. The Company shall maintain a record of all advances made under this Note and all repayments of principal and interest, which may be set forth in Schedule A attached hereto (as updated from time to time) or maintained in electronic form. Such record, including any updated Schedule A, shall, absent manifest error, be prima facie evidence of the Outstanding Principal Amount of this Note. The Holder may also maintain its own records of advances and repayments for reconciliation purposes.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of the Notes issued pursuant to, the Note Purchase Agreement, dated as of May 20, 2026 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Purchasers” (as such term is defined in the Purchase Agreement) and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Payment of Interest. Interest on the Outstanding Principal Amount of this Note shall accrue at a rate of six percent (6%) per annum commencing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable on each Interest Payment Date. From and after the occurrence and during the continuance of an Event of Default (as defined herein), the interest rate on this Note shall be subject to the provisions of Section 1.3.

1.3 Default Interest. If any amount payable by the Company under any Transaction Document is not paid when due, such unpaid amount shall thereafter bear interest at the Past Due Rate (as defined herein) to the fullest extent permitted by applicable law until such amount is paid in full. In addition, following any Event of Default, any Outstanding Principal Amount shall bear interest at the Past Due Rate until such Event of Default is cured or waived in writing. Interest accruing at the Past Due Rate shall be payable on demand and on each Interest Payment Date, in each case to the extent then unpaid. The “Past Due Rate” means a rate per annum equal to twelve percent (12%), accruing on the basis of a 360-day year and actual days elapsed; provided that in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law.

1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

1.5 Prepayment. The Maker may, at any time, prepay all or any portion by paying to the Holder an amount equal to one hundred percent (100%) of the Outstanding Principal Amount being prepaid, plus all accrued and unpaid interest thereon and any other amounts then owing under this Note.

1.6 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.7 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.8 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.9 Status of Note. The obligations of the Maker under this Note are direct, unconditional and unsecured obligations of the Maker and shall rank at least pari passu in right of payment with all other present and future unsecured and unsubordinated Indebtedness of the Maker (including all other Notes issued pursuant to the Note Purchase Agreement) and senior in right of payment to all Indebtedness of the Maker that is expressly subordinated in right of payment to this Note and to all present and future equity securities of the Maker. Upon any Liquidation Event (as defined below), the Holder shall be entitled to receive payment in respect of this Note, in priority to any distribution or payment made in respect of any such subordinated Indebtedness or equity securities, in an amount equal to the Outstanding Principal Amount, all accrued and unpaid interest thereon and all other amounts then due and payable under this Note, in each case in accordance with the Note Purchase Agreement. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable Law or any other insolvency or debtor’s relief proceeding, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean (i) any “Event of Default” (as defined in the Purchase Agreement) and (ii) the occurrence of any of the following events, unless such Event of Default is waived in writing by the Requisite Holder:

(a) Any default in the payment of (i) the Principal Amount hereunder when due; or (ii) interest as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document;

(c) [Reserved]

(d) the Maker shall fail to timely make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e) [Reserved]

(f) any representation or warranty made by the Maker or any of its Subsidiaries in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made or deemed to be made;

(g) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 (or its equivalent in the relevant currency of payment), or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause (with the giving of notice, if required) such Indebtedness to become due prior to its stated maturity, in each case, prior to the expiration of any applicable grace period provided in such Indebtedness;

(h) the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (A) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (C) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clauses (A), (B) or (C) in this Section 2.1(i) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days;

(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against or entered against one or more of the Company and its Subsidiaries, where such judgment, settlement or order is not discharged or stayed within thirty (30) days;

(k) [Reserved]

(l) the Maker’s Common Stock is no longer publicly traded or ceases to be listed on the Trading Market;

(m) the Maker consummates a “going private” transaction and as a result shares of Common Stock are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(o) the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(p) the Maker shall fail to comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in its filings) and/or the Maker shall cease to be subject to the reporting requirements of the 1934 Act for a period of one (1) or more Business Days; or

(q) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default. Upon the occurrence of any Event of Default that has not been remedied by the earlier of (i) two (2) Business Days after the Company’s receipt of written notice (the “Event of Default Notice”) from the Requisite Holder of such Event of Default, or (ii) ten (10) calendar days after the occurrence of such Event of Default, each Holder may, by written notice to the Maker, declare the Outstanding Principal Amount of this Note, together with all accrued and unpaid interest thereon and all other amounts then due and payable under this Note, to be immediately due and payable in cash, whereupon such amounts shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

ARTICLE 3

3.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Requisite Holder (and, to the extent required by the Purchase Agreement, the Holder):

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

3.3 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Maker covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Maker from paying all or a portion of the principal or interest, if any, on this Note.

ARTICLE 4

4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

4.2 Governing Law. This Note shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees and expenses.

4.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

4.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Maker and the Requisite Holder (as defined in the Purchase Agreement) provided, however, that no such amendment or waiver that (i) reduces the principal amount or interest rate payable under this Note, (ii) extends the Maturity Date or any date fixed for any payment of principal or interest hereunder, or (iii) releases the Maker from its payment obligations under this Note (other than as a result of payment in full) shall be effective without the prior written consent of the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of the Maker or the Holder to exercise any right hereunder in any manner impair the exercise of any such right.

4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS PROMISSORY NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THIS PROMISSORY NOTE.”

4.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

4.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals or extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Indebtedness” has the meaning given to such term in the Purchase Agreement.

(b) “Outstanding Principal Amount” means, at any time of determination, with respect to this Note, the aggregate principal amount of advances that have been funded under this Note and remain unpaid at such time.

(c) “Interest Payment Date” means, during the period from the Issuance Date until the date on which the Outstanding Principal Amount is paid in full, each March 31, June 30, September 30 and December 31, and the Maturity Date.

(d) “Significant Subsidiary” means any Subsidiary of the Company that constitutes, or any group of Subsidiaries of the Company that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

LQR House Inc.

By:
Name:	Sean Dollinger
Title:	Chief Executive Officer

SCHEDULE A

LOAN ADVANCES AND PAYMENTS (1)

Date	Type (Advance / Repayment)	Amount Advanced (USD or Digital Assets)	Amount Repaid	Outstanding Principal Amount	Reference (Draw Notice / Payment)

(1)	The entries in this Schedule are maintained by the Holder and reflect advances and repayments under this Note. In the absence of manifest error, such entries shall be prima facie evidence of the Outstanding Principal Amount.